EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-80065, 333-06563 and 333-114151) pertaining to the Secure Computing Corporation Amended and Restated Omnibus Stock Plan and the Secure Computing Corporation Employee Stock Purchase Plan and in the Registration Statement (Form S-3 No. 333-16767) of our report dated March 1, 1996, with respect to the financial statements of Enigma Logic, Inc., incorporated by reference in this Annual Report (Form 10-K) of Secure Computing Corporation.

Price Waterhouse LLP
San Jose, CA
March 26, 1997